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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
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                                  EXHIBIT 21.1



SUBSIDIARIES OF THE REGISTRANT


Name                                                      State of Incorporation
------------------------                                  ----------------------

Gold Prospector's Association of America, Inc.            California
LDMA-AU, Inc.                                             Nevada
Big M Mining Company, Inc.                                Delaware
American Prospecting Equipment Company, Inc.              Nevada

The following corporation is a subsidiary of Gold Prospector's Association of America, Inc.:

The Outdoor Channel, Inc.                                 Nevada